Exhibit 10.4

DCL Ventures, Inc.

SUBSCRIPTION AGREEMENT

Dated January 31, 2013

Shares of
Common Stock

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of January 31, 2013, by and among DCL Ventures, Inc., a Delaware corporation (the “Company”), Darrell Lerner, an individual (“Lerner”), and Snap Interactive, Inc., a Delaware Corporation (“Purchaser” and, together with the Company and Lerner, the “Parties”).  Certain capitalized terms used herein are defined in ARTICLE VII below.

ARTICLE I
THE INITIAL INVESTMENT

1.1         Purchase and Sale of the Initial Shares.  Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell to Purchaser, and Purchaser agrees to purchase from the Company, shares (the “Initial Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a purchase price per share equal to the lowest price per share paid by investors in the Initial Third Party Sale determined through bona fide negotiations with such investors (the “Initial Per Share Purchase Price”), for an aggregate purchase price of Fifty Thousand Dollars ($50,000) (the “Initial Purchase Price”).  Such purchase and sale of the Initial Shares shall be referred to herein as the “Initial Investment.”  The consummation of the Initial Investment shall be referred to herein as the “Initial Closing.”  The number of Initial Shares so purchased shall be equal to the quotient (rounded to the nearest whole number) obtained by dividing (a) the Initial Purchase price by (b) the Initial Per Share Purchase Price.

1.2         Conditions to Initial Investment.  The obligations of Purchaser to consummate the Initial Investment are subject to fulfillment of each of the following conditions at the time of the Initial Closing:

(a)         the Company shall have consummated the Initial Third Party Sale by December 31, 2013;

(b)         the representations and warranties of the Company and Lerner set forth in this Agreement shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the date of the Initial Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date);

(c)         each of the Company and Lerner shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it or him, respectively, on or prior to the date of the Initial Closing;

(d)         Purchaser shall have reviewed and approved the Company’s current business plan; provided, that such approval shall not be unreasonably withheld; and

(e)         Lerner shall be the majority stockholder holding a majority of the voting power in the Company.

1.3         Timing of the Initial Closing.  The Initial Closing shall take place simultaneously with, or promptly after, the closing of the Initial Third Party Sale; provided, that if the Initial Third Party Sale occurs on or before March 31, 2013, the Initial Closing shall take place no later than March 31, 2013.

1.4         The Initial Closing; Delivery of the Initial Shares.  Upon the terms and subject to the conditions set forth in Section1.2 of this Agreement, at the Initial Closing:

(a)         Purchaser shall pay the Initial Purchase Price to the Company by wire transfer of immediately available funds to such bank account as the Company may designate in writing;

(b)         the Company and Purchaser shall execute and deliver a stockholders’ agreement, or a joinder or counterpart to an existing stockholders’ agreement, dated as of the Initial Closing (the “Stockholders’ Agreement”), containing customary “tag-along/drag-along” rights and such other stockholder rights afforded any other third party investor in the Company participating in the Initial Third Party Sale; and

(c)         in consideration of the foregoing, the Company shall deliver to Purchaser a stock certificate representing the Initial Shares.

ARTICLE II
THE SECONDARY INVESTMENT

2.1         Purchase and Sale of the Secondary Shares.  Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell to Purchaser, and Purchaser agrees to purchase from the Company, additional shares (the “Secondary Shares” and, together with the Initial Shares, the “Shares”) of Common Stock at the Initial Per Share Purchase Price for an aggregate purchase price of One Hundred and Fifty Thousand Dollars ($150,000) (the “Secondary Purchase Price”).  Such secondary purchase and sale shall be referred to herein as the “Secondary Investment” and, together with the Initial Investment, the “Investments.”  The number of Secondary Shares so purchased shall be equal to the quotient (rounded to the nearest whole number) obtained by dividing (a) the Secondary Purchase Price by (b) the Initial Per Share Purchase Price.

2.2         Conditions to Secondary Investment.  The obligations of Purchaser to consummate the Secondary Investment are subject to fulfillment of each of the following conditions at the time of the Secondary Closing:

(a)         the Company shall have consummated: (i) the Initial Third Party Sale and (ii) the Secondary Third Party Sale;

(b)         the closing of the Secondary Third Party Sale shall have occurred on or prior to the end of Purchaser’s next fiscal quarter after the fiscal quarter during which the Initial Closing occurred;

(c)         the representations and warranties of the Company and Lerner set forth in this Agreement shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the date of the Secondary Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date);

(d)         each of the Company and Lerner shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it or him, respectively, on or prior to the date of the Secondary Closing;

(e)         Purchaser shall have reviewed and approved the Company’s current business plan; provided, that such approval shall not be unreasonably withheld; and

(f)         Lerner shall be the majority stockholder holding a majority of the voting power in the Company.

2.3         Secondary Closing.  Upon the terms and subject to the conditions described in this Agreement, the Secondary Purchase Price shall be paid in six (6) quarterly payments of Twenty Five Thousand Dollars ($25,000) each (each a “Secondary Investment Payment”).  The first Secondary Investment Payment shall be made prior to or at the end of Purchaser’s next fiscal quarter after the fiscal quarter during which the Initial Closing occurred.  The remaining five Secondary Investment Payments shall be made in five subsequent quarterly payments prior to or at the end of each subsequent fiscal quarter, with the final Secondary Investment Payment being made prior to or at the end of Purchaser’s sixth fiscal quarter after the fiscal quarter during which the Initial Closing occurred.  Purchaser shall make each Secondary Investment Payment by wire transfer of immediately available funds to such bank account as the Company may designate in writing.  The Company shall deliver to Purchaser a stock certificate representing the Secondary Shares against delivery of the initial Secondary Investment Payment (the “Secondary Closing”).

ARTICLE III
ADDITIONAL COVENANTS AND AGREEMENTS

3.1         Put Right Generally.  Purchaser shall have the right to require the Company or Lerner to repurchase promptly the Secondary Shares from Purchaser if, at any time prior to the thirty month anniversary of the date of the Secondary Closing, Lerner is not a stockholder, employee, or member of the board of directors of the Company. The repurchase price of any securities repurchased by the Company, Lerner, or the Company’s or Lerner’s permitted assigns pursuant to this Section 3.1 shall be equal to the greater of (a) the fair market value of such securities (as determined by the board of directors of the Company in good faith) on the repurchase date and (b) One Hundred and Fifty Thousand Dollars ($150,000).

3.2         Lerner Salary Restriction.  The Company shall not pay to Lerner, and Lerner shall not collect from the Company, any salary (other than a nominal annual salary paid for legal purposes, which shall not exceed $1,000 per year) or any other cash compensation until August 1, 2014, except as otherwise agreed in writing by Purchaser.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND LERNER

The Company and Lerner represent and warrant to Purchaser:

4.1         Organization.  The Company is duly incorporated and in good standing under the laws of the State of Delaware.  The Company does not own, directly or indirectly, any Capital Stock in any other Person, or any securities convertible into or exercisable for any such Capital Stock and is not a party to or bound by any joint venture or similar agreement other than this Agreement.  The Company is not, nor is it directly or indirectly controlled by or acting on behalf of any Person that is, an investment company within the meaning of the Investment Company Act of 1940, as amended.

4.2         Power and Authority.  The Company has all requisite power to execute, deliver and perform its obligations under this Agreement and to issue the Shares as of the date hereof.  The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite actions on the part of the Company.  This Agreement has been duly executed and delivered by the Company and Lerner and constitutes, and will constitute, valid obligations of the Company and Lerner, respectively, legally binding upon and enforceable against the Company and Lerner in accordance with its respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and (b) general principles of equity relating to enforceability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3         Capitalization.  The authorized, issued and outstanding Capital Stock of the Company is as set forth on Schedule 4.3 attached hereto.  The Company does not have any outstanding Capital Stock or options, warrants, calls, subscriptions, preemptive rights or other rights, convertible securities, agreements or commitments of any character obligating the Company to issue, transfer or sell any of its Capital Stock or any other equity interest in the Company or any securities convertible into or exchangeable for such Capital Stock or equity interests, or contractual obligations to repurchase, redeem or otherwise acquire any of its Capital Stock.

4.4         Actions Pending.  There is no action, suit, proceeding, dispute or investigation pending, and, to the knowledge of the Company and Lerner, there is no action, suit, proceeding, dispute or investigation otherwise threatened, (a) which questions the validity or legality of, or seeks damages in connection with, this Agreement or any action taken or to be taken pursuant to this Agreement, or (b) against the Company or Lerner or any of their respective properties or rights by or before any governmental authority with respect to the Company or its assets, business or properties.

4.5         The Shares.  Assuming the accuracy of Purchaser’s representations and warranties in ARTICLE V below, the issuance of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and from the registration or qualification requirements of all applicable state securities Laws.

4.6         Conflicting Agreements and Other Matters.  Neither the execution and delivery of this Agreement nor the compliance by the Company with the terms and provisions hereof conflicts with or results in a breach of the terms, conditions or provisions of, or constitutes a default under, or results in any violation of (a) the Organizational Documents of the Company, (b) any Law to which the Company is subject, or (c) any contract or agreement to which the Company or Lerner is a party.

4.7         Use of Proceeds.  The proceeds from the sale of the Shares will be used for general corporate purposes strictly in furtherance of the Company’s business plan approved by Purchaser in accordance with the terms of this Agreement.  None of the proceeds will be used in violation of Section 3.2 of this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company and Lerner:

5.1         Power and Authority.  Purchaser has all requisite power to execute, deliver and perform its obligations under this Agreement as of the date hereof.  The execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all requisite actions on the part of Purchaser.  This Agreement has been duly executed and delivered by Purchaser, and constitutes a valid obligation of Purchaser, legally binding upon and enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity relating to enforceability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.2         Nature of Purchase.  Purchaser will purchase the Shares for Purchaser’s own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act.  Purchaser is an “accredited investor,” as that term is defined in Regulation D promulgated under the 1933 Act.  Purchaser is knowledgeable in financial matters and is able to evaluate the risks and benefits of the Investments.  Purchaser understands and acknowledges that such Investments are of a speculative nature, involve a high degree of risk, and are subject to risk of loss.  Purchaser acknowledges and understands that (a) neither the Shares nor the sale of the Shares have been registered under the 1933 Act, or registered or qualified under the securities Laws of any state, (b) there is no market for the Shares, and (c) the Shares may be subject to transfer restrictions as provided in any Stockholders’ Agreement.  Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Investments and has had full access to such other information concerning the Company as has been requested.

5.3         Stock Legend.  Purchaser acknowledges that the certificates for the Shares will contain a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘ACT’), OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

The requirement that the Shares contain the legend set forth above shall cease and terminate when the Shares are transferred pursuant to Rule 144 promulgated under the 1933 Act.  Upon the consummation of an event described in the immediately preceding sentence, the Company, upon the surrender of certificates containing such legend, shall, at its own expense (without the need for any opinion of counsel for Purchaser), deliver to the holder of any such securities as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such securities not bearing such legend.

5.4         Independent Investment Decision.  Purchaser (a) has received and reviewed copies of this Agreement, the Organizational Documents of the Company, and such other documents and information as Purchaser has deemed necessary or appropriate for the purpose of making its own investment analysis of and decision to purchase the Shares, and (b) has independently conducted its own independent financial and business investigation of the Shares, the Company and any matter relevant to the value of the Shares.

5.5         Conflicting Agreements and Other Matters.  Neither the execution and delivery of, nor the consummation by Purchaser of the transactions contemplated by, nor the compliance by Purchaser with the terms and provisions of, this Agreement will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, or result in any violation of, any contract, agreement or other instrument to which such Purchaser is a party or to which any of its properties may be bound.

ARTICLE VI
INDEMNIFICATION

Each of the Company, Lerner and Purchaser acknowledge that they understand the meaning and legal consequences of the representations, warranties, agreements, certifications and covenants made by such Party in this Agreement, and the Company and Lerner, on the one hand,  and Purchaser, on the other hand (the “Indemnifying Party”), agree, to the fullest extent permitted by applicable law, to indemnify and hold harmless the Company, Lerner and the Company’s directors, officers, employees, shareholders, agents and affiliates, on the one hand, and Purchaser and its directors, officers, employees, shareholders, agents and affiliates, on the other hand (the “Indemnified Party”), from and against any and all losses, damages, costs, expenses or liabilities (including all expenses incurred in investigating, preparing or defending against any claim whatsoever and attorneys’ fees) arising out of, based upon or relating in any way to (a) any false representation, warranty or certification made by the Indemnifying Party, or a breach or failure by the Indemnifying Party to comply with any covenant, certification or agreement made by such Indemnifying Party, in this Agreement or in any other document furnished by such Indemnifying Party in connection with this transaction and (b) any action for securities law violations instituted by the Indemnifying Party or its affiliates which is finally resolved against such Indemnifying Party or its affiliates.  Notwithstanding the foregoing, nothing contained in this Agreement shall relieve (nor is intended to relieve) an Indemnified Party of any liability to the extent (and only to the extent) such liability may not be waived, modified or limited under applicable law (including liability under certain U.S. securities laws which, under certain circumstances, may impose liability even on persons acting in good faith).

ARTICLE VII
DEFINITIONS

For the purpose of this Agreement, the following terms shall have the meanings indicated.

“Capital Stock” shall mean (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Initial Third Party Sale” shall mean the initial sale of shares of Common Stock to investors other than Purchaser, Lerner or affiliates controlled by Lerner, for an amount equal to or greater than One Hundred Thousand Dollars ($100,000).

“Law” shall mean any domestic or foreign federal, state or local statute, law (whether statutory or common law), ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or arbitration award or finding (including, without limitation,  those of any applicable self-regulatory organization).

“Organizational Documents” shall mean (a) the certificate or articles of incorporation, organization or formation and the bylaws, the partnership agreement or operating or limited liability company agreement (as applicable), and (b) any documents comparable to those described in clause (a) as may be applicable pursuant to any applicable Law.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Secondary Third Party Sale” shall mean the sale, concurrent with, or following, the Initial Third Party Sale, of additional shares of Common Stock (exclusive of those sold in the Initial Third Party Sale) to investors other than Purchaser, Lerner or affiliates controlled by Lerner, for an amount equal to or greater than One Hundred Thousand Dollars ($100,000).

ARTICLE VIII
MISCELLANEOUS

8.1         Fees and Expenses.  Each Party shall bear their respective legal and other expenses incurred in connection with the negotiation, execution and delivery of this Agreement.

8.2         Amendments.  This Agreement may be amended only with the written agreement of the Parties.

8.3         Entire Agreement.  This Agreement (together with any agreement expressly referenced herein) embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

8.4         Successors and Assigns.  All covenants and other agreements in this Agreement made by or on behalf of any of the Parties shall bind and inure to the benefit of the respective successors and assigns of the Parties (including, without limitation, any permitted transferee).

8.5         Notices.  All notices and communications provided for hereunder shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) to the address for notice set forth on the signature pages hereof.  All addresses for notices shall remain operative until written notice of a change of address is delivered in accordance with this Section 8.5 to the Party charged with giving a notice.

8.6         Descriptive Headings.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

8.7         Survival of Representations and Warranties.  All representations, warranties, covenants and agreements of the Company contained herein shall survive consummation of the Investments.

8.8         Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the internal law of the State of New York, excluding conflict-of-laws principles of such State that would require the application of the laws of a jurisdiction other than such State.

8.9         Counterparts.  This Agreement may be executed in two or more counterparts (or counterpart signature pages), each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

8.10       WAIVER OF JURY TRIAL.  THE PARTIES HEREBY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.11       Binding Agreement.  This Agreement shall become binding on the Company, Lerner and Purchaser when executed by the Company, Lerner and Purchaser.

8.12       Venue.  Each Party irrevocably consents to the exclusive jurisdiction and venue of any state court located in New York County in the State of New York in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the Laws of the State of New York for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue, or process.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has executed, or has caused its duly authorized representative to execute, this Agreement as of the date first set forth hereinabove.

DCL VENTURES, INC., a Delaware corporation

By:	/s/ Darrell Lerner
Name:	Darrell Lerner
Title:	President

Address for Purposes of Notice:
141 Great Neck Rd., Apt. 2H
Great Neck, NY
11021

DARRELL LERNER

By:	/s/ Darrell Lerner
Name:	Darrell Lerner

Address for Purposes of Notice:
Darrell Lerner 141 Great Neck Rd., Apt. 2H Great Neck, NY 11021

SNAP INTERACTIVE, INC., a Delaware corporation

By:	/s/ Jon D. Pedersen, Sr.
Name:	Jon D. Pedersen, Sr.
Title:	Chief Financial Officer

Address for Purposes of Notice:
Snap Interactive, Inc. 462 7th Ave., 4th Floor New York, NY 10018 Attention: Jon D. Pedersen, Sr.

Signature Page to Subscription Agreement

SCHEDULE 4.3

Capitalization of the Company

Authorized Capital Stock:

50,000,000 shares of Common Stock, par value $0.0001 per share.
10,000,000 shares of Series A Preferred Stock, par value $0.0001 per share.

Post-capitalization issued Capital Stock:

Common Stock:
N/A	0
Total Common Stock:	0

Series A Preferred Stock:
Darrell Lerner	4,000,000
Total Preferred Stock:	4,000,000
Total Capital Stock:	4,000,000